Exhibit 10.1

SALE AND PURCHASE AGREEMENT

This Sale and Purchase Agreement (the “Agreement”) is entered into on 1st May 2018 by and between:

1.	Tew Yow Khim (Passport No. A34422386), is the Sole Owner of Eurostar Epitome Sdn Bhd (Company No. 1256383-U) company incorporated in Malaysia with the address at No. 1-2-1B, 2nd Floor, Block B Kolam Centre Phase II, Jalan Lintas, Luyang, 88300 Kota Kinabalu, Sabah (the “Seller”), and

2.	Sky Resort International Limited, incorporated in The State of Delaware located at No. 23 (DBKK No.2), E33 Industri Likas, 2.5 Miles Tuaran, 88400 Kota Kinabalu, Sabah (the “Buyer”).

WHEREAS, the Seller is a shareholder in Eurostar Epitome Sdn. Bhd. a Malaysia company (hereinafter referred to as “EESB”).

WHEREAS, the Seller desires to sell and the Buyer desires to buy 80% shares which is equivalent to 400,000 shares in EESB from the Seller.

NOW, THEREFORE, the parties hereto agree as follows:

(a)	Subject to the terms and conditions set forth herein, the Seller agrees to sell and the Buyer agrees to buy 80% from the total share which is equivalent to 400,000 of shares in EESB at US$0.25 per share or for a total consideration of US$100,000.00 (the “Purchase Price”).

(b)	Payment for the Purchase Price shall be paid into the bank account of the Seller or its nominee by the Buyer within 7 business days after such bank account information is given to the Buyer in writing.

(c)	Subject to receipt of the payment stated in (b) hereof, Seller shall deliver the subject share certificates to Buyer within 14 business days.

(d)	The Seller hereby represents and warrants that: 1) the shares to be sold hereunder are not subject to any preemptive rights or rights of first refusal and 2) as of the date of signing hereof, it has full power and authority to execute and deliver this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Sale and Purchase Agreement to be duly executed and delivered as of the day and year first above written.

SELLER:	BUYER:

Eurostar Epitome Sdn. Bhd.	Sky Resort International Limited

By: /s/ Tew Yow Khim	/s/ Yong Fook Ming

Name: Tew Yow Khim	Name: Yong Fook Ming

Title: Director	Title: Director

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